UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)
(315) 445-2282
(Registrant's telephone number, including area code)

_________________Not Applicable________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 12, 2017, Community Bank System, Inc. ("Community Bank System") completed its previously announced acquisition of Merchants Bancshares, Inc., a Delaware corporation ("Merchants"), pursuant to the Agreement and Plan of Merger, dated as of October 22, 2016 (the "Merger Agreement"), by and between Community Bank System and Merchants.  Under the terms of the Merger Agreement, Merchants merged with and into Community Bank System (the "Merger"), with Community Bank System being the surviving corporation of the Merger.  Additionally, Merchants Bank ("Merchants Bank"), a wholly owned subsidiary of Merchants, merged with and into Community Bank, N.A. ("Community Bank"), a wholly owned subsidiary of Community Bank System, with Community Bank continuing as the surviving bank.
The total consideration paid to Merchants stockholders consists of approximately $82.85 million cash and 4.68 million shares of Community Bank System common stock, par value $1.00 per share ("Community Common Stock").
Community Bank System also issued replacement organizer warrants (the "Replacement Organizer Warrants") to the holders of Merchants' Replacement Organizer Warrants which were originally issued in December 2015 by Merchants in connection with its acquisition of NUVO Bank & Trust Company.  The Replacement Organizer Warrants, which expire in 2018, grant the holders the right to purchase an aggregate of approximately 31,918 shares of Community Common Stock at an adjusted exercise price of $42.98 per share.  The foregoing description of the Replacement Organizer Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Replacement Organizer Warrant Certificate, which is attached hereto as Exhibit 4.1.
Under the terms of the Merger Agreement, Merchants stockholders were entitled to elect the form of merger consideration to be received in the transaction.  Each stockholder who submitted a completed Letter of Election and Transmittal prior to the election deadline of May 9, 2017 had the ability to elect to receive, for each share of Merchants common stock, either (i) $40.00 in cash (the "Cash Consideration"), (ii) 0.9630 shares of Community Common Stock, par value $1.00 per share, and cash in lieu of fractional shares, if any (the "Stock Consideration"), or (iii) a combination of $12.00 in cash and 0.6741 shares of Community Common Stock, and cash in lieu of fractional shares, if any (the "Mixed Election Consideration," and together with the Cash Consideration and the Stock Consideration, the "Merger Consideration").  Both the Cash Consideration and the Stock Consideration were subject to proration and adjustment procedures to ensure that the total amount of cash paid, and the total number of shares of Community Common Stock issued, in the Merger to Merchants stockholders, as a whole, will equal as nearly as practicable the total amount of cash and number of shares that would have been paid and issued if all of the Merchants stockholders received the Mixed Election Consideration (equating to an overall proration to approximately 70% stock and 30% cash).

Most of the Merchants stockholders who submitted election forms by the election deadline made the "all stock" election to receive their merger consideration solely in the form of shares of Community Common Stock. As a result of the elections of Merchants stockholders, and in accordance with the allocation and proration mechanisms of the Merger Agreement, the Merger Consideration has been allocated as follows:

·
Those stockholders who elected to receive the Stock Consideration in the merger will receive, for each share of Merchants common stock with respect to which such election was made, a combination of 0.6811 shares of Community Common Stock and $11.71 in cash;

·	Those stockholders who elected to receive the Cash Consideration in the merger will receive $40.00 in cash for each share of Merchants common stock with respect to which such election was made;

·	Those stockholders who elected to receive the Mixed Election Consideration in the merger will receive a combination of 0.6741 shares of Community Common Stock and $12.00 in cash for each share of Merchants common stock with respect to which such election was made; and

·	Those stockholders that did not select an election preference or submit a properly completed election form within the required timeframe will receive the Mixed Election Consideration of 0.6741 shares of Community Common Stock and $12.00 in cash for each share of Merchants common stock they own.

No fractional shares of Community Common Stock will be issued in the Merger and cash in lieu of any fractional share of Community Common Stock will be paid at the rate of $55.91 per whole share.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which was filed as Exhibit 2.1 to Community Bank System's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2016, and is incorporated herein by reference.

A copy of Community Bank System's press release May 18, 2017 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, and pursuant to a First Supplemental Indenture, dated as of May 12, 2017, by and among Community Bank System, Merchants and Wilmington Trust Company, as trustee (the "First Supplemental Indenture"), Community Bank System assumed Merchants' rights, duties and obligations under the Indenture, dated as of December 15, 2004, between Merchants and Wilmington Trust Company, as trustee (the "Indenture"), with respect to the due and punctual payment of principal and premium, if any, and interest on $20,619,000 in original issuance amount of the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 issued by Merchants under the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture which is filed as Exhibit 4.2 hereto, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2017, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Board of Directors of Community Bank System expanded the size of the Board of Directors to appoint two former Merchants directors, Jeffrey L. Davis and Raymond C. Pecor, III.  Messrs. Davis and Pecor have also been appointed to the Board of Directors of Community Bank.

Mr. Davis has over 20 years of experience in the banking industry having served as a member of the Board of Directors of Merchants and Merchants Bank since 1993.  He has served as Chairman of Merchants' Board of Directors since February 2015.  Over the course of his tenure on Merchants' Board of Directors he has served on its Audit, Compensation and Governance Committees.  He is President of J.L. Davis, Inc., a construction and development firm, President of The Champlain Valley Exposition and President of Taft Corners Associates, a development firm. He is also a trustee emeritus of the University of Vermont in Burlington, Vermont, and a former president of the Vermont Special Olympics.
Mr. Pecor has over eight years of experience in the banking industry having served as a member of Merchants Bank's Board of Directors since 2009 and a member of Merchants' Board of Directors since 2012.  Over the course of his tenure on Merchants' Board of Directors he has served on its Audit, Compensation and Governance Committees.  He is President of Lake Champlain Transportation Company in Burlington, Vermont, and serves on the board of the Champlain Valley Expo.
Messrs. Davis and Pecor will receive compensation for their service on the Board of Directors in accordance with Community Bank System's standard compensatory arrangements for non-employee directors.  A description of the compensatory arrangements for non-employee directors is included in Community Bank System's proxy statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 31, 2017.
Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Replacement Organizers' Warrant to purchase Community Bank System, Inc. Common Stock

4.2	First Supplemental Indenture, dated as of May 12, 2017, by and among Wilmington Trust Company, Community Bank System, Inc., and Merchants Bancshares, Inc.

99.1	Press Release, dated May 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel
Dated: May 18, 2017

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